UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Energy Fuels Inc. (the “Corporation”) held its Annual Meeting of Shareholders (the “Meeting”) on May 29, 2019. At the Meeting, 2 proposals were submitted to the shareholders for approval as set forth in the Corporation’s definitive proxy statement, filed with the United States Securities and Exchange Commission on April 12, 2019. In total, 53,177,137 Common Shares were present in person or represented by proxy at the Meeting.

Proposal No. 1 – Election of Directors.

The seven (7) nominees proposed by management for election as directors were elected by the shareholders of the Corporation as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Birks Bovaird	26,109,529	630,294	26,437,314
Mark S. Chalmers	26,452,886	286,937	26,437,314
Benjamin Eshleman III	26,098,733	641,090	26,437,314
Barbara A. Filas	26,459,053	280,770	26,437,314
Bruce D. Hansen	24,644,956	2,094,867	26,437,314
Dennis L. Higgs	26,405,748	334,075	26,437,314
Robert W. Kirkwood	26,223,412	516,411	26,437,314

Proposal No. 2 – Appointment of KPMG LLP as independent auditors of the Corporation.

	Votes For	Votes Withheld
Appointment of KPMG LLP as independent auditors of the Corporation	52,541,225	619,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: May 30, 2019	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel
and Corporate Secretary